UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

MAGNA INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Province of Ontario, Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

337 Magna Drive, Aurora, Ontario, Canada	L4G 7K1
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
1.500% Senior Notes due 2027	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-219979

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.   Description of Registrant’s Securities to be Registered.

The securities to be registered hereunder are €600,000,000 aggregate principal amount of 1.500% Senior Notes due 2027 (the “Notes”) of Magna International Inc., a corporation incorporated under the laws of the Province of Ontario, Canada (the “Registrant”).  The description of the general terms and provisions of the Notes set forth under the caption “Description of the Debt Securities” in the prospectus dated August 24, 2017, included in Amendment No. 1 to the Registrant’s registration statement on Form F-10 (File No. 333-219979) filed with the Securities and Exchange Commission on August 24, 2017, and under the caption “Description of the Notes” in the prospectus supplement thereto dated September 18, 2017, which was filed with the Securities and Exchange Commission pursuant to General Instruction II.L of Form F-10 under the Securities Act of 1933, as amended, are incorporated by reference herein.

Item 2.   Exhibits.

The following exhibits are filed herewith and are incorporated by reference:

4.1

Form of Indenture between the Registrant and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit No. 7.1 to Amendment No. 1 to the Registrant’s registration statement on Form F-10 (File No. 333-194892) filed on April 9, 2014).

4.2

Fourth Supplemental Indenture, dated as of September 25, 2017, among the Registrant, The Bank of New York Mellon, as trustee, and The Bank of New York Mellon, London Branch, as paying agent (including the form of Note attached as Exhibit A to the Fourth Supplemental Indenture) (incorporated by reference to Exhibit No. 99 to the Registrant’s Report on Form 6-K (File No. 001-11444) filed on September 25, 2017).

Exhibit Index

Exhibit Number	Description
4.1

Form of Indenture between the Registrant and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit No. 7.1 to Amendment No. 1 to the Registrant’s registration statement on Form F-10 (File No. 333-194892) filed on April 9, 2014).

4.2

Fourth Supplemental Indenture, dated as of September 25, 2017, among the Registrant, The Bank of New York Mellon, as trustee, and The Bank of New York Mellon, London Branch, as paying agent (including the form of Note attached as Exhibit A to the Fourth Supplemental Indenture) (incorporated by reference to Exhibit No. 99 to the Registrant’s Report on Form 6-K (File No. 001-11444) filed on September 25, 2017).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MAGNA INTERNATIONAL INC.

Date: September 25, 2017	By:	/s/ Bassem A. Shakeel
		Name:	Bassem A. Shakeel
		Title:	Vice-President and Corporate Secretary